UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2006

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Executive Compensation

On January 23, 2006, the board of directors (the “Board”) of The SCO Group, Inc. (the “Company”) approved the following actions relating to executive officers of the Company.

Increase in Annual Base Salary and Potential Bonus.  The Board increased the annual base salary of Ryan E. Tibbitts, General Counsel and Corporate Secretary of the Company, from $145,000 to $160,000.  The Board also increased the annual base salary of Sandeep Gupta, Chief Technology Officer of the Company, from $140,000 to $150,000.  The Board also increased the target bonus to which Mr. Gupta may be entitled from 20 percent of his annual base salary to 40 percent of his annual base salary.  The salary increases of Mr. Tibbitts and Mr. Gupta and the increase in potential bonus for Mr. Gupta are all effective as of November 1, 2005.

Stock Option Grants.  The Board approved stock options to purchase shares of the Company’s common stock pursuant to the 2004 Omnibus Equity Incentive Plan to the executive officers named below.  Each of the stock options, as provided in the Executive Officer Stock Option Agreements, dated as of January 23, 2006, between each executive officer and the Company, has an exercise price equal to the fair market value on the date of the grant, and will expire ten years from the date of grant.  The first 25 percent of the option shares vest upon the first anniversary of the date of grant and the remaining option shares vest over the following three years on a monthly basis so long as the executive officers remain in service with the Company.  However, option vesting will accelerate upon a change in control of the Company and upon the declaration by the Board of the payment of a certain dividend to the common stockholders of the Company.

Executive Officer	Number of Shares Issuable Upon Exercise of Granted Stock Options
Darl C. McBride	80,000
Sandeep Gupta	80,000
Bert B. Young	70,000
Ryan E. Tibbitts	50,000
Chris Sontag	50,000
Jeff Hunsaker	40,000
Tim Negris	30,000

The SCO Group America Compensation Plan for Fiscal Year 2006.  The Board approved The SCO Group America Sales Compensation Plan for fiscal year 2006 (the “Sales Plan”), effective as of November 1, 2005.  Pursuant to the Sales Plan, participants will have the opportunity to earn quarterly commissions.

Each participant in the Sales Plan will be assigned a quarterly quota based upon a single revenue number.  In addition, each participant will have the opportunity to earn quarterly accelerators for additional revenue achieved in excess of their quarterly quota.  Quarterly accelerators range from a minimum of 3% to a maximum of 10%.

In addition to the attainment of quarterly accelerators, participants are eligible to receive a bookings bonus of $2,000 - $5,000 for meeting specified conditions in the Sales Plan relating to UNIX products, and a 10% bookings bonus for Me INC subscription sales.  In addition to the bookings bonuses, participants are eligible to receive a $5,000 bonus for new UNIX accounts meeting certain criteria.  Quarterly quota targets are established by the Senior Vice President of the UNIX Division and the CFO.

This description of the Sales Plan is subject to, and qualified in its entirety by, The SCO Group America Sales Compensation Plan for fiscal year 2006 attached to this Current Report on Form 8-K as Exhibit 99.1.

The SCO Group Employee Incentive Bonus Program for Fiscal Year 2006.  The Board adopted The SCO Group Employee Incentive Bonus Program for fiscal year 2006 (the “Bonus Program”), effective as of November 1, 2005 for all non-sales employees.  Pursuant to the Bonus Program, eligible employees, including certain of the executive officers identified in the table below, may earn quarterly cash bonuses.

The target bonus for each eligible employee will be comprised of three components:  (1) 40% related to revenue, (2) 40% related to operating performance, and (3) 20% related to personal objectives.  A bonus under the Bonus Program may be paid for any quarter of fiscal year 2006 if at least one or more of the above components are attained.  Personal objectives for Mr. McBride, the Company’s President and Chief Executive Officer, are established by the Compensation Committee, and personal objectives for the other executive officers are established by Mr. McBride.

This description of the Bonus Program is subject to, and qualified in its entirety by, The SCO Group Employee Incentive Bonus Program for fiscal year 2006 attached to this Current Report on Form 8-K as Exhibit 99.2.

Potential Bonuses:  The potential bonus amounts that may be earned by all executive officers for the 2006 fiscal year under the Bonus Program and the Sales Plan, if the Company attains revenue and operating performance targets at 150 percent and the executive officers satisfy all other personal objectives, are as follows:

Name	Potential Annual Bonus for Fiscal Year 2006 at 150% attainment

Darl C. McBride
President and Chief Executive Officer	$278,250
Bert B. Young
Chief Financial Officer	$102,000
Chris Sontag
Senior Vice President, Business Development	$96,000
Jeff Hunsaker
Senior Vice President, UNIX Division	$96,000
Tim Negris
Senior Vice President, Marketing	$84,000
Sandeep Gupta
Chief Technology Officer	$90,000
Ryan E. Tibbitts
General Counsel and Corporate Secretary	$96,000

TOTAL	$842,250

Change in Control Agreements

The Company also entered into, with Mr. Negris and Mr. Gupta, the Company’s standard form of change in control agreement (the “Agreement”), effective as of January 23, 2006.  Pursuant to the terms of each Agreement, Mr. Negris and Mr. Gupta agree that they will not voluntarily leave the employ of the Company in the event any individual, corporation, partnership, company or other entity takes certain steps to effect a Change in Control (as defined in the Agreement) of the Company, until the attempt to effect a Change in Control has terminated, or until a Change in Control occurs.

If Mr. Negris or Mr. Gupta is still employed by the Company when a Change in Control occurs, any stock, stock option or restricted stock granted to Mr. Negris or Mr. Gupta, as applicable, by the Company that would have become vested upon continued employment by Mr. Negris or Mr. Gupta shall immediately vest in full and become exercisable notwithstanding any provision to the contrary of such grant and shall remain exercisable until it expires or terminates in accordance with its terms.

Mr. Negris and Mr. Gupta shall each be solely responsible for any taxes that arise or become due pursuant to the acceleration of vesting that occurs pursuant to the Agreement.

The foregoing summary of the Change in Control Agreements is subject to, and qualified in its entirety by, the form of Change in Control Agreement, which was previously filed with the Securities and Exchange Commission on December 16, 2004, as Exhibit 99.1 to the Company’s Current Report on Form 8-K.

Form Notice of Grant of Stock Options for the 2002 Omnibus Stock Incentive Plan

On January 23, 2006, the Compensation Committee of the Board adopted a revised Form Notice of Grant of Stock Options (the “Form Grant Agreement”) for The SCO Group, Inc. 2002 Omnibus Stock Incentive Plan (the “Incentive Plan”). The Form Grant Agreement is used to grant to employees, non-employee members of the Board or the board of directors of any parent or subsidiary of the Company and consultants a specified number of options that may be exercised at the exercise price specified therein, in accordance with the terms of the Incentive Plan. The Form Grant Agreement also provides for the issuance of either incentive stock options or non-qualified stock options and a specified vesting schedule and expiration date for the stock options. The Form Grant Agreement has substantially the same terms as the Form Notice of Grant of Stock Options previously used, except for changes that were deemed necessary to make the Form Grant Agreement more consistent with the Incentive Plan, including the provision governing how certain corporate transactions will impact the holders of outstanding stock options.

The terms and conditions of the revised Form Grant Agreement filed as Exhibit 99.3 to this Form 8-K are hereby incorporated by reference herein and replace the prior Form of Notice of Grant of Stock Options for the Incentive Plan filed as Exhibit 10.13 to the Company’s Form 10-K, filed on April 1, 2005.

Item 9.01.              Financial Statements and Exhibits.

(c)	Exhibits

99.1	America Sales Compensation Plan for fiscal year 2006

99.2	Incentive Bonus Program for fiscal year 2006

99.3	Form Notice of Grant of Stock Options for The SCO Group, Inc. 2002 Omnibus Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January  27, 2006

THE SCO GROUP, INC.

By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	America Sales Compensation Plan for fiscal year 2006

99.2	Incentive Bonus Program for fiscal year 2006

99.3	Form Notice of Grant of Stock Options for The SCO Group, Inc. 2002 Omnibus Stock Incentive Plan